Exhibit 10.13

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into on September 30, 2002 (the “Effective Date”) by and between BOB R. PERRY, a Texas resident (the “Consultant”), and PELION SYSTEMS, INC., a Colorado corporation (“Pelion”). The Consultant and Pelion are referred to together herein as the “Parties.”

Recitals

A.    Pelion owes the Consultant $32,000 for consulting services rendered through June 30, 2002 (the “Deferred Payments”).

B.    Pelion and the Consultant have agreed that the Deferred Payments will be paid to the Consultant on November 1, 2003.

Agreement

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

1.    Pelion’s Payment of Deferred Payments.    The Consultant agrees that Pelion has until November 1, 2003 to pay $32,000 to the Consultant, which amount represents the Deferred Payments. No interest shall accrue on such amount.

2.    General.    This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Agreement shall not be assigned without the prior written consent of the other Parties. For the convenience of the Parties and to facilitate the execution of this Agreement, any number of counterparts hereof may be executed and each such executed counterpart shall be deemed to be an original instrument. The headings of sections hereunder are for convenience and reference only, and shall not be deemed a part of this Agreement. No delay or failure on the part of a Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of a Party of any right, power or privilege hereunder. This Agreement sets forth the Parties’ final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement shall not be modified or amended in any fashion except by an instrument in writing signed by the Parties. All representations, warranties, covenants and agreements of the Parties contained in this Agreement, or in any instrument, certificate, exhibit or other writing provided for in it, shall survive the execution of this Agreement and the consummation of the transactions contemplated herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such state.

The parties hereto have caused this Agreement to be duly executed as of the Effective Date.

/s/ BOB M. PERRY
Bob M. Perry
PELION SYSTEMS, INC.

By:	/s/ THOMAS PLUNKETT
Its: Chief Executive Officer

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